EXHIBIT 32.1

Section 1350 Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18, U.S.C Section 1350), each of the undersigned officers of Symmetry Medical Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter and three months ended October 1, 2011 (the “Form 10-Q”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

November 8, 2011

/s/ Thomas J. Sullivan
Thomas J. Sullivan
Chief Executive Officer

/s/ Fred L. Hite
Fred L. Hite
Chief Financial Officer

A signed original of this written statement required by section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.